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                             [Front of Proxy Card]

                            USA WASTE SERVICES, INC.
                        SPECIAL MEETING OF STOCKHOLDERS
                                 JULY 15, 1998
                                     PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                          OF USA WASTE SERVICES, INC.

    The undersigned hereby appoints John E. Drury, Earl E. DeFrates and Gregory
T. Sangalis, and each of them with full power to act without the others, as proxies, with full power of substitution, to represent and to vote on behalf of the undersigned all of the shares of common stock, par value $0.01 per share, of USA Waste Services, Inc. ("USA Waste") which the undersigned is entitled in any capacity to vote if personally present at the Special Meeting of Stockholders of USA Waste to be held in Houston, Texas, on July 15, 1998 at 3:00 p.m., local time, and at any and all adjournments or postponements thereof, upon the proposals listed on the reverse side of this Proxy and more fully described in the Notice of Special Meeting of Stockholders and the USA Waste and Waste Management, Inc. Joint Proxy Statement/ Prospectus related to the Special Meeting, and, in their discretion, upon all matters incident to the conduct of the Special Meeting and upon all matters presented at the Special Meeting but which were not known to the Board of Directors at a reasonable time before the solicitation of this proxy.

    THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED AND, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED FOR EACH PROPOSAL SET FORTH ON THE REVERSE HEREOF AND IN THE DISCRETION OF THE PROXIES ON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING OF STOCKHOLDERS AND THE JOINT PROXY STATEMENT/PROSPECTUS (WITH ALL ENCLOSURES AND ATTACHMENTS) RELATED TO THE SPECIAL MEETING.

IMPORTANT -- THIS PROXY MUST BE COMPLETED, SIGNED AND DATED ON THE REVERSE SIDE.
                          (Continued on reverse side)
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                              [Back of Proxy Card]

    /X/ Please mark your votes as in this example.

    THE USA WASTE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE FOLLOWING
PROPOSALS:

1. Proposal to amend USA Waste's Restated Certificate of Incorporation to (a) increase the number of authorized shares of USA Waste common stock, par value $0.01 per share ("USA Waste Common Stock"), from 500,000,000 to 1,500,000,000 and (b) change the name of USA Waste to "Waste Management, Inc.", in each case, at the time of the merger (the "Merger") contemplated by the Agreement and Plan of Merger (the "Merger Agreement"), dated as of March 10, 1998, among USA Waste, Dome Merger Subsidiary, Inc., a wholly owned subsidiary of USA Waste, and Waste Management, Inc. ("Waste Management").

            / /  FOR            / /  AGAINST            / /  ABSTAIN

2. Proposal to issue up to 380,625,000 shares of USA Waste Common Stock in exchange for shares of common stock, par value $1.00 per share, of Waste Management, pursuant to the Merger Agreement.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

3. Proposal to approve an amendment to the USA Waste Services, Inc. Amended and Restated 1993 Stock Incentive Plan increasing the aggregate number of shares of USA Waste Common Stock that may be issued thereunder from 16,500,000 to 26,500,000.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

4. Proposal to approve an amendment to the USA Waste Services, Inc. 1996 Stock Option Plan for Non-Employee Directors increasing the aggregate number of shares of USA Waste Common Stock that may be issued thereunder from 400,000 to 1,400,000.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

    Please sign name exactly as imprinted (do not print). Please include any changes in address. If shares are held jointly, EACH holder should sign. Executors, administrators, trustees, guardians and others signing in a representative capacity should indicate the capacity in which they sign. An authorized officer may sign on behalf of a corporation and should indicate the name of the corporation and his or her capacity.

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------------------------------------------------------------------------        Dated:
                                                                                ------------------------------------------------
Signature
------------------------------------------------------                          Dated:  ------------------------------------
Signature if held jointly
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               PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY.